UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 17, 2004

VendingData Corporation
(Exact name of registrant as specified in its charter)

Nevada	00-32161	91-1696010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6830 Spencer Street, Las Vegas, Nevada	89119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 733-7195

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER INFORMATION

Item 8.01     Other Information.

As previously reported, on October 5, 2004, Shuffle Master, Inc. filed a patent infringement action against VendingData Corporation (Case No. CV-S-04-1373-JCM-LRL) in the United States District Court, District of Nevada (the “Court”). Shuffle Master alleges that the use, importation and offering for sale of the PokerOne™ Shuffler infringes Shuffle Master’s United States Patent No. 6,655,684 (“‘684”). On October 25, 2004, we filed our answer and counterclaim that denies Shuffle Master’s allegations of patent infringement and requests that the Court enter a declaratory judgment of non-infringement. On October 14, 2004, Shuffle Master filed a Motion for Preliminary Injunction seeking to enjoin us from selling the PokerOne™ Shuffler in the United States during the pendency of this lawsuit. On November 29, 2004, the Court granted the Motion for Preliminary Injunction filed by Shuffle Master.

On December 2, 2004, we filed an emergency motion to modify the scope of the Preliminary Injunction issued by the Court. The emergency motion was based on a redesign of the PokerOne™ Shuffler intended to eliminate the actions the Court found likely to infringe on Shuffle Masters patent. On December 17, 2004, the Court denied the motion and stated the parties should conduct discovery before the Court will rule on whether our redesign eliminates the likelihood the PokerOne™ Shuffler infringes on Shuffle Master’s ‘684 patent.

On December 13, 2004, we filed an emergency motion objecting to the broad language contained in the December 7, 2004 Order signed by the Court granting the preliminary injunction. On December 17, 2004, the Court denied the motion and ruled although the December 7, 2004 Order represented the intent of the preliminary injunction the Court would review our version of a proposed order. We are presently considering an appeal to the Federal Circuit of the Court’s decisions made at the December 17, 2004 hearing.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

Financial statements of businesses acquired.

Not applicable.

Pro forma financial information.

Not applicable.

Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VendingData Corporation
(Registrant)

Date: December 20, 2004
	By:	/s/ Steven J. Blad
Steven J. Blad
	Its:	President and Chief Executive Officer